Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 17, 2022 with respect to the consolidated financial statements of Kezar Life Sciences, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

March 17, 2022